PRELIMINARY TERM SHEET
                           Prepared: October 14, 1997
                              Subject to Revision

                   CPS AUTO RECEIVABLES TRUST, SERIES 1997-4

                         CPS Receivables Corp., Seller
                  Consumer Portfolio Services, Inc., Servicer

                       $100,000,000 +/- 5% $[51,205,000]
                 Class A-1 Notes $[43,795,000] Class A-2 Notes
                       $[5,000,000] Class B Certificates

(Note: This Preliminary Term Sheet has been prepared to assist prospective investors in the Class A Notes only; references to the Class B Certificates are provided solely for information purposes.)

Summary Security Terms:
                                       Class A-1 Notes
Principal Amount                       $[51,205,000]
Class Percentage                       [51.205]%
Initial Credit Support (1)             FSA Policy
Expected Rating (MoodyAEs/S&P)         Aaa/AAA
Pass-Through Rate                      [  ]%
Benchmark                              6 1/8% of 8/98
Price (Approximate)                    100
Servicer                               Consumer Portfolio Services, Inc. ("CPS")
Owner Trustee                          Bankers Trust (Delaware)("BT")
Indenture Trustee/Standby              Norwest Bank Minnesota, N.A. ("NW")
 Servicer/Collateral Agent
Insurer                                Financial Security Assurance Inc.("FSA")
Pricing Prepayment Speed               [1.50]% ABS
Expected Settlement Date               [October 23],1997
Projected Weighted Average Life        [0.80] Years
Final Scheduled Distribution Date      [March 15, 2003]
Distribution Dates                     15th day of each Month

                                        Class A-2 Notes         Class B
Principal Amount                        $[43,795,000]           $[5,000,000]
Class Percentage                        [43.795]%               [5.000]%
Initial Credit Support (1)              FSA Policy
Expected Rating (MoodyAEs/S&P)          Aaa/AAA                 BB (S&P Only)
Pass-Through Rate                       [  ]%                   [  ]%
Benchmark                               6.00% of 8/00           N/A
Price (Approximate)                     100
Servicer                                CPS                     CPS
Owner Trustee                           BT                      BT
Indenture Trustee/Standby               NW                      NW
 Servicer/Collateral Agent


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Insurer                                  FSA
Pricing Prepayment Speed                 [1.50]% ABS            [1.50]% ABS
Expected Settlement Date                 [October 23],1997      October 23],1997
Projected Weighted Average Life          [2.88] Years           [1.87] Years
Final Scheduled Distribution Date        [March 15, 2003]       [March 15, 2003]
Distribution Dates                       15th day of each       15th day of each
                                           Month                  Month

(1) The Class A Notes will have the benefit of an FSA Insurance Policy (the "Policy") which will guarantee timely interest and ultimate principal. A Spread Account will be established for the benefit of the Insurer and the Indenture Trustee on behalf of the Class A Noteholders.


The Trust:          CPS Auto  Receivables  Trust  1997-4 (the  "Trust")  will be formed pursuant to a Trust Agreement between CPS Receivables
                    Corp. (the  "Seller"),  and Bankers Trust  (Delaware),  (the
                    "Owner Trustee").

                    The Trust will issue []% Asset-Backed Notes, Class A-1 (the "Class A-1 Notes") in an aggregate original principal amount of $[51,205,000] and the []% Asset-Backed Notes, Class A-2 (the "Class A-2 Notes") in an aggregate original principal amount of $[43,795,000] (together with Class A-1 Notes, the "Notes"). The Trust will also issue []% Asset- Backed Certificates in the aggregate original principal amount of $[5,000,000] (the "Certificates" and, together with the Notes, the "Securities").

                    The rights of the holders of the Certificates to receive payments of principal and/or interest will be subordinated to the rights of the Noteholders to the extent described herein.

                    The Notes will be issued pursuant to an Indenture between the Trust and Norwest Bank Minnesota, National Association, ( the "Indenture Trustee"). The Notes and Certificates will be secured by the Trust Assets as, and to the extent, provided in the Indenture and the Trust Agreement.

Trust Assets:       The property of the Trust (the "Trust  Assets") will include
                    (i) a pool of  retail  installment  sale  contracts  (each a
                    "Receivable"  and  collectively,   the  "Receivables  Pool")
                    secured by the new and used automobiles, light trucks, vans and minivans financed thereby (the "Financed Vehicles"),
                    (ii) with respect to the  Receivables  that are Rule of 78's
                    Receivables all payments due thereon after [October 9], 1997
                    (the "Cutoff Date) and, with respect to the Receivables that are and Simple Interest Receivables all payments received thereunder after the Cutoff Date, (iii) security interests in the Financed Vehicles, (iv) certain bank accounts and the proceeds thereof, (v) right of CPS or Samco to receive proceeds from


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                    claims under, or refunds of unearned premiums from,  certain insurance policies and extended service contracts, (vi) all right, title and interest of the Seller in and to the Purchase Agreements, (vii) the Policy issued by the Insurer with respect to the Class A Notes, and (x) certain property. Certain of the Receivables (the "CPS Receivables") will be purchased by the Seller from CPS pursuant to a purchase agreement (the "CPS Purchase Agreement") and certain of the Receivables (the "Samco Receivables") will be purchased by the Seller from CPS's subsidiary, Samco Acceptance Corp. ("Samco") pursuant to a purchase agreement (the "Samco Purchase Agreement" and, together with the CPS Purchase Agreement, the "Purchase Agreements"). The Receivables arise from loans originated by dealers for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.

                    The Receivables: On or prior to the Closing Date, the Trust will purchase from the Seller Receivables that, as of the Closing Date, are expected to have an aggregate outstanding principal balance of $[100,000,000] (the "Original Pool Balance"). The Receivables consist of retail installment sale contracts secured by new and used automobiles, light trucks, vans and minivans including, with respect to Rule of 78's Receivables, the rights to all payments due with respect to such Receivables after the Cutoff Date, and, with respect to Simple Interest Receivables, the rights to all payments received with respect to such Receivables after the Cutoff Date. The Receivables arise from loans originated by automobile dealers or independent finance companies for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs. The auto loan programs target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. The Receivables have been or will be selected from motor vehicle retail installment sale contracts in CPS's and Samco's portfolio based on the criteria specified in the Purchase Agreements and described in the Prospectus Supplement. As of Cutoff Date, the weighted average annual percentage rate (the "APR") of the portion of the
                    Receivables originated on or before the Cutoff Date was approximately [20.38]%, the weighted average remaining maturity of the Receivables was approximately [56.23] months and the weighted average original maturity of the Receivables was approximately [56.83] months. No Receivable will have a scheduled maturity date later than [ October 31, 2002].

Terms of the
Notes:

                    Payments of interest and principal on the Notes will be made on the 15th day of each month, or if such 15th day is not a Business Day, on the next following Business Day (each a "Payment Date"), commencing November 17, 1997. Payments will be made to holders of record of the Notes as of the close of business on the Record Date applicable to such Payment Date. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the State in which the principal corporate trust office of the Indenture Trustee is located, the State in which the principal corporate trust office of the Owner Trustee is located, the State in which the executive offices of the Servicer are located, or the State in which the principal place of business of Financial Security Assurance Inc. ("FSA" or the "Insurer") is located are authorized or obligated by law, executive order or governmental decree to be closed. A "Record Date" applicable to each Payment Date, is the 10th day of the calendar month in which such Payment Date occurs. The Noteholders will be entitled to receive the Noteholders' Distributable Amount with respect to each payment Date. The "Noteholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of: (i) the Class A Noteholders' Principal Distributable Amount (ii) any previously due and unpaid Class A Noteholders' Principal Distributable Amount and (iii) the Class A Noteholders' interest amount.

                    The Class A-1 Notes will bear interest at a rate equal to []% per annum (the "Class A-1 Interest Rate"). The Class A-2 Notes will bear interest at a rate equal to []% per annum (the "Class A-2 Interest Rate"). Each such interest rate for a class of Notes is referred to as an "Interest Rate". Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.

                    On each Payment Date, the holders of record of the Class A-1 Notes as of the related Record Date will be entitled to receive, pro rata, thirty days of interest at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-2 Notes as of the related Record Date will be entitled to receive, pro rata, thirty days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including November 16, 1997 and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate.

                    Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The "Class A Noteholders' Principal Distributable
                    Amount" is equal to the product of (x) the Class A Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Payment Date. In addition, until the Target Payment Date the holders of the Class A Notes will be entitled to receive the portion of the Total Distribution Amount remaining after required payments have been made, as further payment in respect of principal.

                    The "Class A Noteholders' Percentage" will (a) on any Payment Date on or prior to the Target Payment Date, be 95%,
                    (b) on any Payment Date after the Target Payment Date but prior to the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero, be 91%, (c) on the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-2 Notes immediately prior to such Payment Date, and the denominator of which is the sum of the then outstanding principal amount of the Notes and the Certificates and (d) on any other Payment Date, be 0%.

                    The "Class A Target Amount" means, with respect to any Payment Date, an amount equal to 90% of the aggregate principal balance of the Receivables as of such Payment Date after giving effect to all payments of principal on the Receivables received during the related Collection Period.

                    The "Target Payment Date" means the first Payment Date on which the then outstanding principal amount of the Class A Notes equals or is less than the Class A Target Amount after giving effects to payments made on such Payment Date.

                    On each Payment Date, unless an Event of Default shall have occurred and be continuing, amounts paid on account of the Class A Noteholders' Principal Distributable Amount will be applied sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, and then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero. On each Payment Date on which an Event of Default is continuing, amounts distributed on account of the Class Noteholders' Principal Distributable Amount will be applied, pro rata (based on the outstanding principal amount of each class of the Class A Notes), to the payment of principal of each class of Class A Notes.

                    "Events of Default" (as described in the Prospectus Supplement) will consist of those events defined in the Insurance Agreement and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee a written notice specifying that such events have occurred under the Indenture.

                    The "Principal Distributable Amount" for a Payment Date will equal the sum of, without duplication, (a) the principal portion of all scheduled payments on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables; (b) the principal portion of all prepayments in full (including prepayments in full); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was purchased or repurchased; (d) the Principal Balance of each Receivable that first became a Liquidated Receivable; and (e) the aggregate amount of Cram Down Losses (reductions to obligor indebtedness imposed by a bankruptcy court). In addition, outstanding principal amount of the Notes of any class, to the extent not previously paid, will be payable on the respective Final Scheduled Payment for such Class.

                    "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

                    A "Collection Period" with respect to a Payment Date will be the calendar month preceding the month in which such payment Date occurs; provided, however, that with respect to the the first Payment Date, the "Collection Period" will be the period from and excluding the Cutoff Date to and including October 31, 1997.

                    Priority of Distributions: The "Total Distribution Amount" for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables; (ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivable ("Liquidation Proceeds"); (iii) proceeds from Recoveries with respect to Liquidated Receivables; (iv) earnings on investments of funds in the Collection Account during the related Collection Period; and
                    (v) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period. "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or
                    (ii) for which the related financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, of (iii) as to which an obligor has failed to make more than 90% of a scheduled payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable. "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the obligor.

                    On each Payment Date, the Indenture Trustee shall make the following distributions in the following order or priority:

               (i) to the Servicer, from the Total Distribution Amount, the fee to the Servicer and all unpaid fees from prior Collection Periods; provided, however, that as long as CPS is Servicer and Norwest Bank Minnesota, National Association ("Norwest"), is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the fee to the Servicer otherwise payable to CPS;

               (ii) in the event the  Standby  Servicer  becomes  the  successor
                    Servicer, to the Standby Servicer, from the Total Distribution Amount, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

               (iii)to the  Indenture  Trustee and the Owner  Trustee,  from the
                    Total Distribution Amount, the fees payable thereto, other reasonable expenses and any previously unpaid fees; provided however, than unless an Event of Default shall have occurred and be continuing, expenses payable to the Indenture Trustee and Owner Trustee and expenses payable to the Collateral Agent shall be limited to a total of $50,000;

               (iv) to the Collateral Agent, from the Total Distribution Amount, all fees and expenses payable to the Collateral Agent with respect to such Distribution Date;

               (v) to the Class A Noteholders, from the Total Distribution Amount, the Class A Noteholders' interest for such Payment Date;

               (vi) unless an Event of Default has occurred  and is  continuing, to the Certificateholders, from the Total Distribution Amount, the Certificateholders' interest for such Payment Date;

               (vii)to the  Class A  Noteholders,  form the  Total  Distribution
                    Amount, the Class A Noteholders' Principal Distributable Amount for such Payment Date;

             (viii) to the Insurer,  from the Total  Distribution  Amount, any amounts due;

               (ix) if  someone  other than the  Standby  Servicer  becomes  the successor Servicer, to such successor Servicer, from the Total Distribution Amount to the extent not previously paid by the predecessor Servicer, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in acting as successor Servicer;

               (x) unless an Event of Default has occurred and is continuing, to the Certificateholders, from the Total Distribution Amount, the Certificateholders' principal amount for such Payment Date;

               (xi) until  the  Target   Payment  Date,   the  remaining   Total
                    Distribution Amount, if any, to the holders of the then paying class of Class A Notes as payment of principal;

               (xii)if  an  Event  of  Default   shall  have   occurred  and  be
                    continuing, to the Certificateholders, from the Total Distribution Amount, the Certificateholders' interest or such Payment Date;

             (xiii) if  an  Event  of  Default   shall  have   occurred  and  be
                    continuing, to the Certificateholders, from the Total Distribution Amount, the Certificateholders' principal for such Payment Date; and

                    (xiv) after the Target Payment Date, to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

                    Upon the occurrence and during the continuance of an Event of Default, the Certificates will not receive any payment of principal or interest on a Payment Date until the full amount of the Noteholders' Distributable Amount due to the Class A Noteholders with respect to such Payment Date has been deposited in a distribution account.

The  Policy:        On the Closing  Date,  the Insurer  will issue the Policy to the  Indenture  Trustee  for  the  benefit  of the  Class  A
                    Noteholders  (the  "Policy").  Pursuant to the  Policy,  the
                    Insurer will  unconditionally  and irrevocably  guarantee to the Class A Noteholders  payment of the Class A Noteholders'
                    interest  amount  and  the  Class A  Noteholders'  Principal
                    Distributable   Amount    (collectively,    the   "Scheduled
                    Payments") on each Payment Date. The Certificates do not have the benefit of the Policy.

Spread Account:     FSA will have the benefit of a reserve  account (the "Spread
                    Account")  established by CPS with the Collateral  Agent for the  benefit of the  Insurer  and the  Indenture  Trustee on behalf of the Class A Noteholders.  After the Target Payment
                    Date any portion of the Total Distribution  Amount remaining on any Payment  Date after  payment of all fees and expenses due on such date to the Servicer,  the Standby Servicer, the
                    Indenture Trustee, the Owner Trustee, any successor Servicer and the  Collateral  Agent  and  all  amounts  owing  to the
                    Insurer on such date and all principal and interest payments due  to  the  Noteholders  and  Certificateholders  on  such
                    Payment  Date,  will be deposited in the Spread  Account and held by the Collateral  Agent for the benefit of the Insurer
                    and  the  Indenture   Trustee  on  behalf  of  the  Class  A
                    Noteholders.  If on any Payment Date, the Total Distribution
                    Amount is insufficient to pay all the
                    distributions required to be made on such day pursuant to priorities (i) through (v) and (vii) through (ix) under "Priority of Distributions", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date pursuant to such priorities (i) through
                    (v) and (vii) through (ix).

                    Amounts on deposit on any Payment Date which (after all payments required to be made on such Payment Date have been made) are in excess of an amount determined in the master spread account agreement, will be released to or at the direction of the Seller on such Payment Date.

Subordination of
the Certificates:   The  Certificates  will not receive any payment of principal or interest  on a Payment  Date until the full amount of the
                    Class A Noteholders' interest due to the Class A Noteholders
                    with  respect  to  such  Payment  Date  is  available.   The
                    Certificates  will not receive any payment of principal on a
                    Payment   Date  until  the  full   amount  of  the  Class  A
                    Noteholders'  interest due to the Class A  Noteholders  with
                    respect  to  such  Payment  Date  is  available.   Upon  the
                    occurrence and during the continuance of an Event of Default, the Certificates will not receive any payment of principal or interest on a Payment Date until the full amount of the Noteholders' Distributable Amount due to the Class A Noteholders with respect to such Payment Date is available to pay the Class A Noteholders.


Tax Status of the
Trust: In the opinion of Mayer, Brown & Platt for Federal income tax purposes the Class A Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. Prospective investors must review the Prospectus and Prospectus Supplement for a more detailed description of these matters.

ERISA
Eligibility:        The Class A Notes are  expected to be eligible  for purchase by  employee  benefit  plans  subject to ERISA.  Prospective
                    investors   must  review  the   Prospectus   and  Prospectus
                    Supplement for a more detailed description of these matters.


Optional
Redemption:         The  Notes  and  the  Certificates,   to  the  extent  still
                    outstanding, may be redeemed in whole, but not in
                    part,  on any Payment Date on which the  Servicer  exercises its option to purchase all the  Receivables  on or after the last day of any  Collection  Period  on or after  which  the aggregate  principal  balance of the Receivables is equal to
                    10% or less of the Original  Pool  Balance,  at a redemption price equal to at least the unpaid  principal  amount of the
                    Notes and the Certificates, plus accrued and unpaid interest thereon; provided that the Servicer's right to exercise such option will be subject to the prior approval of the Insurer,
                    but  only  if,  after   giving   effect  to  such  sale  and
                    redemption, a claim on the Policy would occur or any amount owing to the Insurer or the holders of the Notes would remain unpaid.

Mandatory
Redemption:         The  Notes  may be  accelerated  and  subject  to  immediate payment at par with accrued interest thereon upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default (as described in the Prospectus and Prospectus Supplement) shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture
                    Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par with accrued interest thereon. The Policy does not guarantee payments of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion to pay such amounts in whole or in part.


** ALL INFORMATION IS SUBJECT TO THE DISCLAIMER AVAILABLE FROM THE GCMD MENU **

                       COMPUTATIONAL MATERIALS DISCLAIMER

The attached tables and other statistical analyses (the "Computational Materials") are privileged and intended for use by the addressee only. These Computational Materials have been prepared by Greenwich Capital Markets, Inc. in reliance upon information furnished by CPS Receivables Corp. and its affiliates. These Computational Materials are furnished to you solely by Greenwich Capital Markets, Inc. and not by CPS Receivables Corp. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions. Changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates significantly lower or faster than the rates shown in the attached Computational Materials. Furthermore, unless other wise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither Greenwich Capital Markets, Inc. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with Securities and exchange Commission. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials and any matter discussed in this communication. Once available, a final prospectus and prospectus supplement may be obtained by contacting the Greenwich Capital Markets Trading Desk at (203) 625-6160.

Please be advised that the securities described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.











** ALL INFORMATION IS SUBJECT TO THE DISCLAIMER AVAILABLE FROM THE GCMD MENU **


                              CPS 1997-4 Class A-1
                         Price-Yield Sensitivity Report

                    Settlement                        10/23/97
                    Next Payment                      11/15/97
                    Class Balance                     $51,205,000
                    Accrued Days                      22
                    Coupon                            6.400%
                    Voluntary Prepayment Speed


         Quoted                                             Base Case
         Price             1.00% CDR        1.25% CDR       1.50% CDR      1.75%CDR     2.00%CDR
         ------            ---------        ----------      ----------     --------     --------

         99-24             6.487            6.487           6.487          6.487        6.487
         99-24+            6.469            6.468           6.466          6.465        6.463
         99-25             6.452            6.449           6.445          6.442        6.438
         99-25+            6.435            6.430           6.425          6.419        6.414
         99-26             6.417            6.411           6.404          6.397        6.390
         99-26+            6.400            6.392           6.383          6.374        6.365
         99-27             6.382            6.372           6.362          6.352        6.341
         99-27+            6.365            6.353           6.341          6.329        6.317
         99-28             6.348            6.334           6.321          6.307        6.292
         99-28+            6.330            6.315           6.300          6.284        6.268
         99-29             6.313            6.296           6.279          6.261        6.244
         99-29+            6.295            6.277           6.258          6.239        6.219
         99-30             6.278            6.258           6.237          6.216        6.195
         99-30+            6.261            6.239           6.217          6.194        6.171
         99-31             6.243            6.220           6.196          6.171        6.146
         99-31+            6.226            6.201           6.175          6.149        6.122
         100-00            6.209            6.182           6.154          6.126        6.098
         100-00+           6.191            6.163           6.134          6.104        6.073
         100-01            6.174            6.144           6.113          6.081        6.049
         100-01+           6.157            6.125           6.092          6.059        6.025
         100-02            6.139            6.106           6.072          6.036        6.001
         100-02+           6.122            6.087           6.051          6.014        5.976
         100-03            6.105            6.068           6.030          5.992        5.952
         100-03+           6.087            6.049           6.010          5.969        5.928
         100-04            6.070            6.030           5.989          5.947        5.904
         100-04+           6.053            6.011           5.968          5.924        5.880
         100-05            6.035            5.992           5.948          5.902        5.855
         100-05+           6.018            5.973           5.927          5.879        5.831
         100-06            6.001            5.954           5.906          5.857        5.807
         100-06+           5.983            5.935           5.886          5.835        5.783
         100-07            5.966            5.916           5.865          5.812        5.759
         100-07+           5.949            5.898           5.844          5.790        5.734
         100-08            5.932            5.879           5.824          5.767        5.710
         WAL (yr)           0.96            0.88            0.80           0.74         0.68
         First Pay         Nov-97           Nov-97          Nov-97         Nov-97       Nov-97
         Last Pay Dec-99   Sep-99           Jul-99          Jun-99         Apr-99
         MAT (yr)          2.14             1.89              1.73         1.64           1.48
         MDUR (yr)         0.90             0.82              0.75         0.69           0.64

                 "Full Price" = "Flat Price" + Accrued Interest.
   Duration and related sensitivities are calculated at midpoint price/yield.
      Maturity and Last Principal Pay Dates may be distorted by the use of collateral pool WAMs.

** ALL INFORMATION IS SUBJECT TO THE DISCLAIMER AVAILABLE FROM THE GCMD MENU **



                              CPS 1997-4 Class A-2
                         Price-Yield Sensitivity Report

                 Settlement                        10/23/97
                 Next Payment                      11/15/97
                 Class Balance                     $43,795,000
                 Accrued Days                      22
                 Coupon                            6.300%
                 Voluntary Prepayment Speed

         Quoted                                           Base Case
         Price          1.00% CDR        1.25% CDR        1.50% CDR      1.75% CDR      2.00% CDR
         -------        ---------        ----------       ---------      ---------      ---------

         99-24             6.385            6.385           6.385          6.385        6.385
         99-24+            6.379            6.379           6.379          6.379        6.378
         99-25             6.374            6.373           6.373          6.372        6.371
         99-25+            6.368            6.368           6.367          6.365        6.364
         99-26             6.363            6.362           6.361          6.359        6.357
         99-26+            6.358            6.356           6.354          6.352        6.350
         99-27             6.352            6.350           6.348          6.346        6.343
         99-27+            6.347            6.345           6.342          6.339        6.336
         99-28             6.341            6.339           6.336          6.333        6.329
         99-28+            6.336            6.333           6.330          6.326        6.322
         99-29             6.330            6.327           6.324          6.319        6.314
         99-29+            6.325            6.321           6.318          6.313        6.307
         99-30             6.319            6.316           6.311          6.306        6.300
         99-30+            6.314            6.310           6.305          6.300        6.293
         99-31             6.308            6.304           6.299          6.293        6.286
         99-31+            6.303            6.298           6.293          6.287        6.279
         100-00            6.297            6.293           6.287          6.280        6.272
         100-00+           6.292            6.287           6.281          6.273        6.265
         100-01            6.286            6.281           6.275          6.267        6.258
         100-01+           6.281            6.275           6.268          6.260        6.251
         100-02            6.276            6.270           6.262          6.254        6.244
         100-02+           6.270            6.264           6.256          6.247        6.237
         100-03            6.265            6.258           6.250          6.241        6.229
         100-03+           6.259            6.252           6.244          6.234        6.222
         100-04            6.254            6.247           6.238          6.227        6.215
         100-04+           6.248            6.241           6.232          6.221        6.208
         100-05            6.243            6.235           6.226          6.214        6.201
         100-05+           6.237            6.229           6.220          6.208        6.194
         100-06            6.232            6.224           6.213          6.201        6.187
         100-06+           6.226            6.218           6.207          6.195        6.180
         100-07            6.221            6.212           6.201          6.188        6.173
         100-07+           6.216            6.206           6.195          6.182        6.166
         100-08            6.210            6.201           6.189          6.175        6.159
         WAL (yr)          3.26             3.07            2.87           2.66         2.45
         First Pay         Dec-99           Sep-99          Jul-99         Jun-99       Apr-99
         Last Pay May-2002                  May-2002        Mar-2002       Jan-2002     Aug-2001
         MAT (yr)          4.56             4.56            4.39           4.23         3.81
         MDUR (yr)         2.85             2.70            2.54           2.37         2.20

                 "Full Price" = "Flat Price" + Accrued Interest.
   Duration and related sensitivities are calculated at midpoint price/yield.
      Maturity and Last Principal Pay Dates may be distorted by the use of collateral pool WAMs.

** ALL INFORMATION IS SUBJECT TO THE DISCLAIMER AVAILABLE FROM THE GCMD MENU **


                      CPS AUTO GRANTOR TRUST, SERIES 1997-4
                          ALL AMOUNTS SUBJECT TO CHANGE
                                INFORMATION SHEET
                                    10/09/97

                        Consumer Portfolio Services Inc.
                             Balances as of 09/29/97

TOTAL CURRENT BALANCE:          $81,770,607.56
TOTAL ORIGINAL BALANCE:         $82,229,932.08
NUMBER OF TOTAL PORTFOLIO
  LOANS:                        6,441

AVERAGE ORIGINAL BALANCE:       $12,766.64    RANGE:  $  2,499.45 - $ 28,237.48
AVERAGE CURRENT BALANCE:        $12,695.33    RANGE:  $  719.87   - $ 28,237.48

WEIGHTED AVERAGE CALC APR RATE: 20.380%       RANGE:  16.950   -   29.037 %
WEIGHTED AVERAGE ORIGINALLOAN
  TERM:                         56.83   months RANGE:  22.00    -   60.00 months
WEIGHTED AVERAGE REMAINING
   TERM:                        56.23   months RANGE:  20.00    -   60.00 months

TOP STATE CONCENTRATIONS ($):   21.15%  California, 8.44 % Texas, 8.31 % Florida
NEW-USED BREAKDOWN ($)          87.78%  USED, 12.22 %  NEW
COLLATERAL YEAR BREAKDOWN ($):  28.61%  95, 19.74 %  96, 17.46 %  94
MANUFACTURER BREAKDOWN ($):     18.50%  FORD, 13.08 % CHEVROLET, 10.52 % NISSAN

CONTRACT DATE:                  May 01, 1996    -    Sep 26, 1997
FIRST PAYMENT DATE:             Jun 01, 1996    -    Nov 07, 1997
NEXT PAYMENT DATE:              Sep 01, 1997    -    Apr 25, 1999
MATURITY DATE:                  May 01, 1999    -    Oct 07, 2002

                                                        CURRENT
                                                      PRINCIPAL
                                                        BALANCE         PCT($)   # OF LOANS      PCT(#)
                                                      ---------         ------   ----------     -------

CONTRACTDATE:            05/01/96  -  05/31/96         3,912.60         0.00         1            0.02
                         10/01/96  -  10/31/96        14,886.11         0.02         1            0.02
                         02/01/97  -  02/28/97         9,155.78         0.01         1            0.02
                         04/01/97  -  04/30/97         8,570.92         0.01         1            0.02
                         05/01/97  -  05/31/97        45,505.48         0.06         5            0.08
                         06/01/97  -  06/30/97       151,027.54         0.18         10           0.16
                         07/01/97  -  07/31/97     5,599,640.68         6.85         441          6.85
                         08/01/97  -  08/31/97    53,148,709.87         65.00        4,189        65.04
                         09/01/97  -  09/30/97    22,789,198.58         27.87        1,792        27.82

ORIGINAL BALANCE:        2,499     -  4,999          146,925.07         0.18         34           0.53
                         5,000     -   9,999      11,612,695.84         14.2         1,400        21.74
                         10,000    -  14,999      44,918,709.49         54.93        3,597        55.85
                         15,000    -  19,999      19,555,836.80         23.92        1,159        17.99
                         20,000    -  24,999       5,100,679.06         6.24         234          3.63
                                      25,000         435,761.30         0.53         17           0.26

CALC APR RATE:           16.95     -   16.99          13,027.25         0.02         1            0.02
                         17.00     -   17.99       2,812,433.05         3.44         190          2.95
                         18.00     -   18.99      14,257,433.92         17.44        1,022        15.87
                         19.00     -   19.99      14,926,627.72         18.25        1,103        17.12
                         20.00     -   20.99      18,211,149.04         22.27        1,341        20.82
                         21.00     -   21.99      16,669,609.43         20.39        1,400        21.74
                         22.00     -   22.99       2,990,432.66          3.66          255         3.96
                         23.00     -   23.99       5,380,065.73          6.58          494         7.67
                         24.00     -   24.99       6,104,743.41          7.47          591         9.18
                         25.00     -   25.99         383,684.43          0.47           41         0.64
                                    >= 26.00          21,400.92          0.03            3         0.05

ORIGINAL LOAN
TERM:
                         22  -  25                   187,414.83          0.23           33         0.51
                         26  -  30                   442,365.40          0.54           61         0.95
                         31  -  35                     5,480.19          0.01            1         0.02
                         36  -  40                 2,210,827.34          2.70          279         4.33
                         41  -  45                 1,778,021.88          2.17          183         2.84
                         46  -  50                 8,381,484.87         10.25          819        12.72
                         51  -  55                 8,943,539.00         10.94          742        11.52
                         56  -  60                59,821,474.05         73.16        4,323        67.12

** ALL INFORMATION IS SUBJECT TO THE DISCLAIMER AVAILABLE FROM THE GCMD MENU **



                                                          CURRENT                         # OF
                                                    PRINCIPAL BALANCE          PCT($)   LOANS    PCT(#)
                                                    -----------------         -------  -------  -------

REMAINING TERM:          20  -  20                           3,912.60           0.00        1     0.02
                         21  -  25                         187,414.83           0.23       33     0.51
                         26  -  30                         447,845.59           0.55       62     0.96
                         31  -  35                       1,203,991.50           1.47      153     2.38
                         36  -  40                       1,072,239.43           1.31      132     2.05
                         41  -  45                       1,708,705.69           2.09      176     2.73
                         46  -  50                       8,396,370.98           10.27      820    12.73
                         51  -  55                       8,952,694.78           10.95      743    11.54
                         56  -  60                      59,797,432.16           73.13    4,321    67.09

PROGRAM:                 ALPHA                          42,251,713.01           51.67    3,147    48.86
                         DELTA                           6,812,306.56            8.33      592     9.19
                         FIRST TIME BUYER               11,567,944.35           14.15    1,040    16.15
                         STANDARD                       21,138,643.64           25.85    1,662    25.8
SOURCE:                  CPS                            78,191,072.25           95.62    6,123    95.06
                         SAMCO                           3,579,535.31            4.38      318     4.94

LOAN TYPE:               Rule of 78s                    23,786,635.43            29.09    1,832   28.44
                         Simple Interest                57,983,972.13            70.91    4,609   71.56

LOAN STATUS:             Current                        81,770,607.56           100       6,441     100

NEW/USED:                NEW                             9,993,049.93           12.22       631     9.8
                         USED                           71,777,557.63           87.78     5,810    90.2
COLLATERAL AGE:          88                                  3,912.60            0.00         1    0.02
                         89                                295,253.37            0.36        45    0.70
                         90                                896,014.30            1.10       116    1.80
                         91                              1,527,302.00            1.87       173    2.69
                         92                              3,045,851.24            3.72       313    4.86
                         93                              7,590,659.75            9.28       703   10.91
                         94                             14,277,936.93           17.46     1,209   18.77
                         95                             23,391,038.31           28.61     1,756   27.26
                         96                             16,142,488.78           19.74     1,188   18.44
                         97                             13,944,549.10           17.05       900   13.97
                         98                                655,601.18             0.8        37    0.57

MANUFACTURER:            ACURA                         367,834.07               0.45        26       0.40
                         AMC                             7,201.91               0.01        1        0.02
                         BMW                           192,219.77               0.24        12       0.19
                         BUICK                       1,483,023.08               1.81        123      1.91
                         CADILLAC                      288,557.03               0.35        17       0.26
                         CHEVROLET                  10,693,787.62               13.08       836      12.98
                         CHYRSLER                    1,206,964.36               1.48        92       1.43
                         DAIHATSU                        6,639.94               0.01        1        0.02
                         DODGE                       5,802,929.41               7.10        458      7.11
                         EAGLE                         304,383.13               0.37        25       0.39
                         FORD                       15,128,050.56               18.5        1,212    18.82
                         GEO                         1,949,311.47               2.38        185      2.87
                         GMC                         1,041,421.00               1.27        71       1.10
                         HONDA                       3,112,789.11               3.81        229      3.56
                         HYUNDAI                     1,962,878.50               2.40        178      2.76
                         INFINITI                      166,349.18               0.20        11       0.17
                         ISUZU                         747,203.90               0.91        48       0.75
                         JEEP                        1,444,913.16               1.77        93       1.44




                         KIA                         1,696,275.44               2.07        137      2.13
                         LEXUS                          31,985.49               0.04        2        0.03
                         LINCOLN                       319,284.59               0.39        24       0.37
                         MAZDA                       3,408,637.07               4.17        266      4.13
                         MERCEDES                       22,319.28               0.03        1        0.02
                         MERCURY                     3,160,160.07               3.86        257      3.99
                         MITSUBISHI                  3,421,170.03               4.18        259      4.02
                         NISSAN                      8,604,426.10               10.52       637      9.89
                         OLDSMOBILE                  2,121,433.19               2.59        179      2.78
                         PLYMOUTH                    2,415,782.53               2.95        211      3.28
                         PONTIAC                     4,125,621.02               5.05        340      5.28
                         SAAB                           13,033.65               0.02        1        0.02
                         SATURN                        653,216.93               0.80        58       0.9
                         SUBARU                        308,766.53               0.38        25       0.39
                         SUZUKI                        698,500.46               0.85        53       0.82
                         TOYOTA                      4,463,354.98               5.46        341      5.29
                         VOLKSWAGON                    308,213.14               0.38        25       0.39
                         VOLVO                          91,969.86               0.11        7        0.11


OBLIGOR STATE:           Alabama                     3,142,045.46               3.84        256      3.97
                         California                 17,291,538.45              21.15      1,274     19.78
                         Florida                     6,793,743.61               8.31        521      8.09
                         Georgia                     2,525,981.09               3.09        199      3.09
                         Illinois                    3,453,068.52               4.22        289      4.49
                         Indiana                     1,207,340.49               1.48        101      1.57
                         Louisiana                   4,746,335.16               5.80        372      5.78
                         Maryland                    2,443,411.77               2.99        196      3.04
                         Michigan                    3,135,279.05               3.83        249      3.87
                         Minnesota                   1,113,161.55               1.36         91      1.41
                         Nevada                      2,304,275.02               2.82        188      2.92
                         NewJersey                   1,305,123.17               1.60        103      1.6
                         NewYork                     4,652,647.19               5.69        384      5.96
                         NorthCarolina               2,496,773.35               3.05        196      3.04
                         Ohio                        1,512,188.44               1.85        135      2.1
                         Pennsylvania                4,893,974.96               5.99        402      6.24
                         SouthCarolina               1,359,941.81               1.66        107      1.66
                         Tennessee                   3,233,447.60               3.95        255      3.96
                         Texas                       6,904,165.72               8.44        527      8.18

                         All Others ( 24 ) + DC      7,256,165.15               8.87        596      9.25

** ALL INFORMATION IS SUBJECT TO THE DISCLAIMER AVAILABLE FROM THE GCMD MENU **